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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-4 of Vivendi Universal of our reports dated August 16, 2000 relating to the consolidated financial statements and financial statement schedule of The Seagram Company Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


New York, New York


July 26, 2001



                                          /s/PricewaterhouseCoopers